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EXHIBIT 10.1


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger is entered into as of November 6, 2001 by and between Ponte Nossa Acquisition Corp., a Delaware corporation ("PNSO"), and Visijet, Inc., a California corporation ("VISIJET"). PNSO and Visijet are referred to collectively herein as the "PARTIES."

         This Agreement contemplates a tax-free merger of Visijet with and into PNSO in a reorganization pursuant to Code ss.368(a)(1)(A). Visijet Stockholders will receive Common Stock in PNSO in exchange for their capital stock in Visijet.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. DEFINITIONS.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "PNSO" has the meaning set forth in the preface above.

         "PNSO SHARE" means any share of the Common Stock, $.001 par value per share, of PNSO.

         "CALIFORNIA CODE" means the California General Corporation Law, as amended.

         "CERTIFICATE OF MERGER" has the meaning set forth in ss.2(c) below.

         "CLOSING" has the meaning set forth in ss.2(b) below.

         "CLOSING DATE" has the meaning set forth in ss.2(b) below.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of Visijet and its Subsidiaries that is not already generally available to the public.

         "CONVERSION RATIO" has the meaning set forth in ss.2(d)(v) below.

         "DEFINITIVE PNSO PROXY MATERIALS" means the definitive proxy materials relating to the Special PNSO Meeting.

         "DEFINITIVE VISIJET INFORMATION STATEMENT" means the definitive Information Statement to be distributed to Visijet shareholders.

         "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended.


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         "DISCLOSURE SCHEDULE" has the meaning set forth in ss.3 below.

         "DISSENTING SHARE" means any Visijet Share which any stockholder who has exercised his or its appraisal rights under the California Code holds of record.

         "EFFECTIVE TIME" has the meaning set forth in ss.2(d)(i) below.

         "EXCHANGE AGENT" has the meaning set forth in ss.2(e) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "IRS" means the Internal Revenue Service.

         "JOINT DISCLOSURE DOCUMENT" means the disclosure document combining the Prospectus, the Definitive PNSO Proxy Materials, and the Definitive Visijet Information Statement.

         "KNOWLEDGE" means actual knowledge, after reasonable investigation.

         "MERGER" has the meaning set forth in ss.2(a) below.

         "MOST RECENT FISCAL QUARTER END" shall mean September 30, 2001.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PROSPECTUS" means the final prospectus relating to the registration of PNSO Shares under the Securities Act.

         "PUBLIC REPORT" has the meaning set forth in ss.3(e) below.

         "REGISTRATION STATEMENT" has the meaning set forth in ss.5(c)(i) below.

         "REQUISITE PNSO STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of PNSO Shares in favor of this Agreement and the Merger.

         "REQUISITE VISIJET STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of Visijet Shares in favor of this Agreement and the Merger.

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         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SPECIAL PNSO MEETING" has the meaning set forth in ss.5(c)(ii) below.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "SURVIVING CORPORATION" has the meaning set forth in ss.2(a) below.

         "VISIJET" has the meaning set forth in the preface above.

         "VISIJET SHAREHOLDER CONSENT" has the meaning set forth in ss.5(c)(ii) below.

         "VISIJET SHARE" means any share of the Common Stock, without par value, of Visijet.

         "VISIJET STOCKHOLDER" means any Person who or which holds any Visijet Shares.

         2. BASIC TRANSACTION.

         (a) THE MERGER. On and subject to the terms and conditions of this Agreement, Visijet will merge with and into PNSO (the "MERGER") at the Effective Time. PNSO shall be the corporation surviving the Merger (the "SURVIVING CORPORATION"). The Surviving Corporation shall possess all of the rights, privileges and immunities of VisiJet and shall become responsible for all of the liabilities and obligations of VisiJet, whether written or implied in law, including without limitation all liabilities and obligations approved by the Board of Directors of VisiJet, or resulting from the approval of actions by the Board or Directors of VisiJet, prior to the Effective Time.

         (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Haddan & Zepfel, LLP, 4685 MacArthur Court, Suite 220, Newport Beach, CA 92660, commencing at 9:00 a.m. local time on the second business day

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following the satisfaction or waiver of all conditions to the obligations of the
Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE").

         (c) ACTIONS AT THE CLOSING. At the Closing, (i) Visijet will deliver to PNSO the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) PNSO will deliver to Visijet the various certificates, instruments, and documents referred to in ss.6(b) below, (iii) PNSO and Visijet will file with the Secretaries of State of the States of Delaware and California a Certificate of Merger in the form attached hereto as Exhibit B (the "CERTIFICATE OF MERGER"), and (iv) PNSO will deliver to the Exchange Agent in the manner provided below in this ss.2 the certificate evidencing PNSO Shares issued in the Merger.

         (d) EFFECT OF MERGER.

                  (i) GENERAL. The Merger shall become effective at the time (the "EFFECTIVE TIME") PNSO and Visijet file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either PNSO or Visijet in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of PNSO in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger, except that
         Article I shall be amended to read as follows:

                                    ARTICLE I
                               Name of Corporation

                  The name of this corporation is Visijet, Inc.

                  (iii) BYLAWS. The Bylaws of the Surviving Corporation shall be as set forth on Exhibit A hereto.

                  (iv) DIRECTORS AND OFFICERS. The Board of Directors of the Surviving Corporation shall consist of two persons nominated by Visijet and two persons nominated by PNSO. The officers of Visijet in office at and as of the Effective Time will become the officers of the Surviving Corporation (retaining their respective positions and terms of office), and the officers of PNSO shall be removed;

                  (v) CONVERSION OF VISIJET SHARES. At and as of the Effective Time, (A) each Visijet Share (other than any Dissenting Share or PNSO-owned Share) shall be converted into the

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         right to receive one PNSO Shares (the ratio of one PNSO Shares to one Visijet Share is referred to herein as the "CONVERSION RATIO"), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware General Corporation Law, and (C) each PNSO-owned Share shall be canceled; PROVIDED, HOWEVER, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Visijet Shares outstanding. After such conversion, no Visijet Share shall be deemed to be outstanding or to have any rights other than those set forth above in this ss.2(d)(v) after the Effective Time.

                  (vi) PNSO SHARES. Each PNSO Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

         (e) PROCEDURE FOR PAYMENT.

                  (i) Immediately after the Effective Time, (A) PNSO will furnish to Nevada Agency & Trust Company, 50 West Liberty, Suite 880, Reno, Nevada (the "EXCHANGE AGENT") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of PNSO Shares equal to the product of (I) the Conversion Ratio TIMES (II) the number of outstanding Visijet Shares (other than any Dissenting Shares and PNSO-owned Shares) and (B) PNSO will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in the form attached hereto as Exhibit C to each record holder of outstanding Visijet Shares for the holder to use in surrendering the certificates which represented his or its Visijet Shares in exchange for a certificate representing the number of PNSO Shares to which he or it is entitled.

                  (ii) PNSO will not pay any dividend or make any distribution on PNSO Shares (with a record date at or after the Effective Time) to any record holder of outstanding Visijet Shares until the holder surrenders for exchange his or its certificates which represented Visijet Shares. PNSO instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. PNSO may cause the Exchange Agent to invest any cash the Exchange Agent receives from PNSO as a dividend or distribution in one or more of the permitted investments set forth on Exhibit D attached hereto; PROVIDED, HOWEVER, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding Visijet Shares as necessary. PNSO may cause the Exchange Agent to pay over to PNSO any net earnings with respect to the investments, and PNSO will replace promptly any cash which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding Visijet Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

                  (iii) PNSO may cause the Exchange Agent to return any PNSO Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and

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         thereafter each remaining record holder of outstanding Visijet Shares shall be entitled to look to PNSO (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to PNSO Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

                  (iv) Visijet shall pay all charges and expenses of the Exchange Agent.

         (f) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Visijet Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

         3. REPRESENTATIONS AND WARRANTIES OF VISIJET. Visijet represents and warrants to PNSO that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

         (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Visijet is a corporation duly organized, validly existing, and in good standing under the laws of the state of California. Visijet is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Visijet or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Visijet has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b) CAPITALIZATION. The entire authorized capital stock of Visijet consists of 10,000,000 shares of Common Stock, without par value, and 5,000,000 shares of Preferred Stock, without par value, of which 673,470 shares of Common Stock are issued and outstanding 140,306 shares of Series A Preferred Stock are issued and outstanding, and 363,945 shares of Series B Preferred Stock are issued and outstanding (collectively, the "VISIJET SHARES"). All of the issued and outstanding Visijet Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Visijet to issue, sell, or otherwise cause to become outstanding any of its capital stock, except for options to purchase up to 120,000 Shares of Common Stock granted to employees and consultants. Except as so stated, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Visijet.

         (c) AUTHORIZATION OF TRANSACTION. Visijet has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; PROVIDED, HOWEVER, that Visijet cannot consummate the Merger unless and until it

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receives the Requisite Visijet Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of Visijet, enforceable in accordance with its terms and conditions.

         (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Visijet is subject or any provision of the charter or bylaws of Visijet or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of Visijet is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). To the Knowledge of Visijet, other than in connection with the provisions of the Delaware General Corporation Law, the California Code, the Securities Exchange Act, the Securities Act, and the state securities laws, Visijet does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) FINANCIAL STATEMENTS. Visijet has furnished PNSO with its audited financial statements as of December 31, 2000 and 1999 and the years then ended, as well as unaudited financial statements as of October 31, 2001 and for the period of ten months then ended (the "VISIJET FINANCIAL STATEMENTS"). The Visijet Financial Statements (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Visijet as of the indicated dates and the results of operations of Visijet for the indicated periods; PROVIDED, HOWEVER, that the interim statements are subject to normal year-end adjustments.

         (f) EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER END. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Visijet taken as a whole.

         (g) UNDISCLOSED LIABILITIES. Visijet has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).]

         (h) BROKERS' FEES. Visijet has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (i) DISCLOSURE. The Definitive Visijet Information Statement will comply with

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the Securities Exchange Act in all material respects. The Definitive Visijet
Information Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; PROVIDED, HOWEVER, that Visijet makes no representation or warranty with respect to any information that PNSO will supply specifically for use in the Definitive Visijet Information Statement. None of the information that Visijet will supply specifically for use in the Registration Statement, the Prospectus, or the Definitive PNSO Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF PNSO. PNSO represents and warrants to Visijet that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss.4.

         (a) ORGANIZATION. PNSO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) CAPITALIZATION. The entire authorized capital stock of PNSO consists of 20,000,000 shares of Common Stock, of which 13,000,000 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, none of which are issued or outstanding. All the PNSO Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

         (c) AUTHORIZATION OF TRANSACTION. PNSO has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; PROVIDED, HOWEVER, that PNSO cannot consummate the Merger unless and until it receives the Requisite PNSO Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of PNSO, enforceable in accordance with its terms and conditions.

         (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which PNSO is subject or any provision of the charter or bylaws of PNSO or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which PNSO is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and state securities laws, PNSO does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or

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governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) BROKERS' FEES. PNSO does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Visijet could become liable or obligated.

         (f) DISCLOSURE. The Registration Statement, the Prospectus, and the Definitive PNSO Proxy Materials will comply with the Securities Act and the Securities Exchange Act in all material respects. The Registration Statement, the Prospectus, and the Definitive PNSO Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; PROVIDED, HOWEVER, that PNSO makes no representation or warranty with respect to any information that Visijet will supply specifically for use in the Registration Statement, the Prospectus, and the Definitive PNSO Proxy Materials. None of the information that PNSO will supply specifically for use in the Definitive Visijet Information Statement will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         (a) GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

         (b) NOTICES AND CONSENTS. Visijet will give any notices to third parties, and will use its best efforts to obtain, any third party consents, that PNSO reasonably may request in connection with the matters referred to in ss.3(d) above.

         (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(d) and ss.4(d) above. Without limiting the generality of the foregoing:

                  (i) SECURITIES ACT, SECURITIES EXCHANGE ACT, AND STATE SECURITIES LAWS. Visijet will prepare and file with the SEC a preliminary information statement under the Securities Exchange Act relating to the Visijet Shareholder Consent. PNSO will prepare and file with the SEC a registration statement under the Securities Act relating to the offering and issuance of PNSO Shares (the "REGISTRATION STATEMENT") and preliminary proxy materials under the Securities Exchange Act relating to the Special PNSO Meeting. The filing Party in each instance will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in

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         connection therewith that may be necessary. PNSO will provide Visijet, and Visijet will provide PNSO, with whatever information and assistance in connection with the foregoing filings that the filing Party reasonably may request. PNSO will take all actions that may be necessary under state securities laws in connection with the offering and issuance of PNSO Shares.

                  (ii) STATE CORPORATION LAWS. Visijet will cause its principal shareholders to execute a consent as soon as reasonably practicable in order that the stockholders may approve the adoption of this Agreement and the Merger in accordance with the California Code. PNSO will call a special meeting of its stockholders (the "SPECIAL PNSO MEETING") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law. The Parties will mail the Joint Disclosure Document to their respective stockholders simultaneously and as soon as reasonably practicable. The Joint Disclosure Document will contain the affirmative recommendations of the respective boards of directors of the Parties in favor of the adoption of this Agreement and the approval of the Merger; PROVIDED, HOWEVER, that no director or officer of either Party shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

         (d) OPERATION OF BUSINESS. Visijet will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (i) Visijet will not authorize or effect any change in its charter or bylaws;

                  (ii) Visijet will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (iii) Visijet will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                  (iv) Visijet will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                  (v) Visijet will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                  (vi) Visijet will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

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                  (vii) Visijet will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (viii) Visijet will not commit to do any of the foregoing.

         (e) FULL ACCESS. Visijet will permit representatives of PNSO to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of Visijet. PNSO will treat and hold as such any Confidential Information it receives from Visijet in the course of the reviews contemplated by this ss.5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Visijet all tangible embodiments (and all copies) thereof which are in its possession.

         (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) EXCLUSIVITY. Visijet will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Visijet (including any acquisition structured as a merger, consolidation, or share exchange); PROVIDED, HOWEVER, that Visijet and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Visijet shall notify PNSO immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (h) INSURANCE AND INDEMNIFICATION. PNSO, as the Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the Articles of Incorporation or bylaws of Visijet for the benefit of any individual who served as a director or officer of Visijet at any time prior to the Effective Time.

         6. CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF PNSO. The obligation of PNSO to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) this Agreement and the Merger shall have received the Requisite Visijet Stockholder Approval;

                  (ii) Visijet shall have procured all of the third party consents specified in ss.5(b) above;

                  (iii) the representations and warranties set forth inss.3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (iv) Visijet shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of Visijet (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (vi) the outstanding shares of Series A Preferred Stock of Visijet shall have been converted into a maximum of 280,612 shares of Visijet Common Stock, the outstanding shares of Series B Preferred Stock of Visijet shall have been converted into a maximum of 545,918 shares of Visijet Common Stock, and 100,000 of the outstanding options to purchase Common Stock shall have been exercised, with the remaining 20,000 options cancelled or otherwise disposed of, so that immediately prior to the Effective Time there are 8,600,000 shares of Visijet Common Stock outstanding, no shares of Visijet Preferred Stock outstanding, and no options outstanding;

                  (vii) this Agreement and the Merger shall have received the Requisite PNSO Stockholder Approval;

                  (viii) the Registration Statement shall have become effective under the Securities Act;

                  (ix) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(d) and ss.4(d) above];

                  (x) PNSO shall have received the resignations, effective as of the Closing, of each director and officer of PNSO, other than those whom Visijet shall have specified in writing prior to the Closing; and

                  (xi) all actions to be taken by Visijet in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to PNSO.

         PNSO may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO OBLIGATION OF VISIJET. The obligation of Visijet to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) this Agreement and the Merger shall have received the Requisite PNSO Stockholder Approval;

                  (ii) the Registration Statement shall have become effective under the Securities Act;

                  (iii) the representations and warranties set forth inss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (v) PNSO shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (vi) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of Visijet (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (vii) PNSO shall have effected the redemption, repurchase or cancellation of at least 9,500,000 of its shares of Common Stock, such that the number of outstanding shares of Common Stock of PNSO immediately prior to the Effective Time does not exceed 3,500,000.

                  (viii) this Agreement and the Merger shall have received the Requisite Visijet Stockholder Approval;

                  (ix) The Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(d) and ss.4(d) above];

                  (x) PNSO shall have cash or cash equivalents equal to $3,500,000, less any amounts theretofore advanced to or for the benefit of Visijet;

                  (xi) all actions to be taken by PNSO in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Visijet.

         Visijet may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

         7. TERMINATION.

         (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                  (ii) PNSO may terminate this Agreement by giving written notice to Visijet at any time prior to the Effective Time (A) in the event Visijet has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, PNSO has notified Visijet of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2002, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from PNSO breaching any representation, warranty, or covenant contained in this Agreement);

                  (iii) Visijet may terminate this Agreement by giving written notice to PNSO at any time prior to the Effective Time (A) in the event PNSO has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Visijet has notified PNSO of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2002, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from Visijet breaching any representation, warranty, or covenant contained in this Agreement);

                  (iv) any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special PNSO or the Visijet Shareholder Consent in the event this Agreement and the Merger fail to receive the Requisite PNSO Stockholder Approval or the Requisite Visijet Stockholder Approval, respectively.

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); PROVIDED, HOWEVER, that the confidentiality provisions contained in ss.5(g) above shall survive any such termination.

         8. MISCELLANEOUS.

                  (a) SURVIVAL. None of the representations, warranties, and covenants of the Parties (other than the provisions inss.2 above concerning issuance of PNSO Shares, and the provisions in ss.5(j) above concerning indemnification) shall survive the Effective Time.

         (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (c) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (i) the provisions in ss.2 above concerning issuance of PNSO Shares are intended for the benefit of Visijet Stockholders and (ii) the provisions in ss.5(j) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO VISIJET:

         Visijet, Inc.
         188 Technology Drive, Suite D
         Irvine, CA 92618 Fax: 949-453-9652

                  Attn: President

         IF TO PNSO:

         18271 McDurmott West, Suite A-1
         Irvine, CA 92614
         -------------------------------
         -------------------------------
                  Attn: President

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; PROVIDED, HOWEVER, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.




                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Ponte Nossa Acquisition Corp.


By: /S/ THOMAS F. DIMELE                      Thomas F. DiMele, President
    -----------------------------------


Visijet, Inc.


By: /S/ RANDAL A. BAILEY                      Randal A. Bailey, President
    ------------------------------------